EXHIBIT 99.1

[FOUNTAIN POWERBOAT LETTERHEAD]

WASHINGTON, NC—June 17, 2008—In a Report on Form 8-K filed today with the Securities and Exchange Commission, Fountain Powerboat Industries, Inc. (AMEX:FPB) (the “Company”) reported that, on June 11, 2008, it received notice from the American Stock Exchange (“Amex”) that, based on Amex’s review of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, the Company is not in compliance with one of Amex’s standards for the continued listing of the Company’s common stock as set forth in Part 10 of the Amex Company Guide (the “Company Guide”). Specifically, the notice states that “…the Company is not in compliance with Section 1003(a)(iv) of the Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired, that it appears questionable, in the opinion of the Exchange, whether such company will be able to continue operations and/or meet its obligations as they mature.”

As a result of the circumstances described above, the notice states that the Company has become subject to Amex’s suspension and delisting procedures set forth in Section 1009 of the Company Guide. The Company must submit a plan to Amex by July 11, 2008, addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide, including specific milestones, quarterly financial projections, and details related to any strategic initiatives it plans to complete. Amex’s Listings Qualifications Department will evaluate the Company’s plan and make a determination as to whether the Company has made a reasonable demonstration of an ability to regain compliance within the specified timeframe. If the Company’s plan is accepted, it may be able to continue its listing during the plan period, subject to periodic reviews to determine whether the Company is making progress consistent with the plan.

If the Company does not submit a plan, or if any plan it submits is not accepted by Amex, the Company will be subject to delisting proceedings. Likewise, even if a plan the Company submits is accepted by Amex, but the Company is not in compliance with all continued listing standards of the Company Guide by December 11, 2008, or if the Company does not make progress consistent with the plan during the plan period, Amex may initiate delisting proceedings.

The Company currently intends to carefully evaluate how it will respond to Amex’s letter, including whether it will be able to submit a plan with a viable chance of success. This will require the Company to talk with its lenders and evaluate its expenses and sources of revenues. The Company previously reported in a Report on Form 8-K that it has acquired assets to build Baja boats. It will evaluate how that new line of boats and any new business resulting from it will fit in with any pan it may develop to respond to Amex’s notice. Until the Company’s Board of Directors evaluates the recommendations of the Company’s officers with respect to a plan, the Company is unable to make any more definite statement about its intention to submit a plan or its prospects for submitting an acceptable plan.

About Fountain Powerboat Industries, Inc.

Fountain Powerboat Industries, Inc. has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The Company , through its wholly owned subsidiary, Fountain Powerboats, Inc., designs, manufactures and sells offshore sport boats, sport fishing boats and express cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power.

There are currently 12 buildings located on 65 acres totaling over 237,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

Safe Harbor for Forward Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the Company’s actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. The potential risks and uncertainties, include, but are not limited to, delays and unexpected costs for beginning construction of Baja boats, higher than expected costs to build boats, defects in acquired assets, lower than expected future market demand for Baja boats, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the “Risk Factors” or “Factors Affecting Our Operating Results” sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).